Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
IXYS Corporation
3540 Bassett Street
Santa Clara, California 95954
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 14, 2007, relating to the consolidated financial statements, and the effectiveness of IXYS Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
San Francisco, California
November 7, 2007